Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Legg Mason Partners Income Trust of our report dated July 16, 2020, relating to the financial statements and financial highlights, which appears in Western Asset Ultra-Short Income Fund’s Annual Report on Form N-CSR for the year ended May 31, 2020. We also consent to the references to us under the headings “Independent Registered Public Accounting Firm”, “Financial Statements” and “Financial highlights” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Baltimore, Maryland

September 17, 2020

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Legg Mason Partners Income Trust of our report dated April 21, 2020, relating to the financial statements and financial highlights, which appear in Western Asset Short Duration Municipal Income Fund’s Annual Report on Form N-CSR for the year ended February 29, 2020. We also consent to the references to us under the headings “Independent Registered Public Accounting Firm”, “Financial Statements” and “Financial highlights” in such Registration Statement.

Baltimore, Maryland

September 22, 2020